UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): September 4, 2003



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                          ___________________________


Item 5. Other Events

Today NIKE, Inc. released the following press release:

                         FOR IMMEDIATE RELEASE


        MEDIA CONTACT:                          INVESTOR CONTACT:
        Joani Komlos                            Pamela Catlett
        503.671.2013                            503.671.4589


           NIKE, INC. COMPLETES ACQUISITION OF CONVERSE INC.

Beaverton, OR (4 September 2003) -- NIKE, Inc. (NYSE:NKE) announced today it has completed the acquisition of Converse, Inc. Under the final terms of the transaction, originally announced on July 9, 2003, Nike Inc. purchased 100 percent of the equity shares for approximately $305 million.

"Converse is a positive addition to the Nike, Inc. portfolio, " said Philip H. Knight, Chairman, CEO and President of Nike, Inc. "I am confident we will build a great partnership that will allow Converse to continue to excel in the management of its brand and business. For Nike, this is yet another milestone in building our portfolio through multiple brands and helps position us for continued growth."*

NIKE, Inc., based in Beaverton, Oregon, is the world's leading designer and marketer of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. For fiscal year 2003 ended May 31, NIKE, Inc. revenue totaled $10.7 billion. Wholly owned Nike subsidiaries include Cole Haan(registered), which markets a line of high-quality men's and women's footwear, accessories and outerwear; Hurley International LLC, which markets action sports and teen lifestyle apparel; and Bauer NIKE Hockey Inc., which manufactures and markets hockey equipment.

Converse, Inc. based in North Andover, Massachusetts, is a designer, distributor, and marketer of high performance and casual athletic footwear and apparel. Founded in 1908, Converse has created such legendary shoes as the Chuck Taylor(registered) All Star(registered), the Jack Purcell(registered), One Star(registered), and other authentic heritage products. Converse sells its products in over 12,000 athletic specialty, sporting goods, specialty, department and national chain stores across the United States and Canada, and through 42 licensees in over 100 countries. Full-year 2002 Converse, Inc. revenue totaled $205 million. Worldwide wholesale sales of all products bearing the Converse brand, generated by Converse, Inc. and its licensing partners and affiliates (excluding Japan), were approximately $390 million for 2002.



* The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-Q, and 10-K.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  September 4, 2003
                                         /s/ Donald W. Blair
                                         ____________________
                                         By: Donald W. Blair
                                           Chief Financial Officer